Exhibit 99.1
News Release

Woodward Governor Company 1000 East Drake Road Fort Collins, Colorado 80525, USA Tel: 970-482-5811 Fax: 970-498-3058
FOR IMMEDIATE RELEASE
CONTACT:	Mike Schablaske
Corporate Director, Tax and Asst. Treasurer
815-639-6697
Woodward Announces Declaration of Dividend
Fort Collins, Colo., January 22, 2010—Woodward Governor Company (Nasdaq:WGOV) today announced that its Board of Directors has approved a quarterly cash dividend of $0.06 per share, payable on March 1, 2010 to shareholders of record as of February 16, 2010.
About Woodward
Woodward is an independent designer, manufacturer, and service provider of energy control and optimization solutions used in global infrastructure equipment. We serve the aerospace and defense, power generation and distribution, and transportation markets. Our systems and components optimize the performance of commercial aircraft; military aircraft, ground vehicles and other equipment; gas and steam turbines; wind turbines; reciprocating engines; and electrical power systems. The company’s innovative fluid and electrical energy and combustion and motion control systems help customers offer cleaner, more reliable and more cost-effective equipment. Our customers include leading original equipment manufacturers and end users of their products. Woodward is headquartered in Fort Collins, Colo., USA. Visit our website at www.woodward.com.
The statements in this release concerning the company’s future sales, earnings, business performance, prospects, and the economy in general reflect current expectations and are forward-looking statements that involve risks and uncertainties. Actual results could differ materially from projections or any other forward-looking statement and we have no obligation to update our forward-looking statements. Factors that could affect performance and could cause actual results to differ materially from projections and forward-looking statements are described in Woodward’s Annual Report and Form 10-K for the year ended September 30, 2009 and any subsequently filed Form 10-Q.
- end -